Exhibit 99.(i)(5)

CLINE WILLIAMS
L. BRUCE WRIGHT	WRIGHT JOHNSON & OLDFATHER, L.L.P.	ANDRE R. BARRY
JAMES M. BAUSCH	ATTORNEYS AT LAW	DAVID J. ROUTH
ROBERT J. ROUTH	ESTABLISHED 1857	MEGAN S. WRIGHT
DAVID R. BUNTAIN		THERESA D. KOLLER
STEPHEN H. NELSEN	233 SOUTH 13TH STREET	STANTON N. BEEDER
MICHAEL C. MUELLER	1900 U.S. BANK BUILDING	AUSTIN L. MCKILLIP
DANIEL R. STOGSDILL	LINCOLN, NEBRASKA 68508-2095	MARY ANN NOVAK
SCOTT D. KELLY	(402) 474-6900 • FAX (402) 474-5393	KEITH T. PETERS
TERRY R. WITTLER	www.clinewilliams.com	ANDREW R. WILLIS
MARK A. CHRISTENSEN		TARA A. STINGLEY
RICHARD P. GARDEN, JR.		SEAN D. WHITE
SHAWN D. RENNER		MICHELLE L. SITORIUS
JOHN C. MILES		JONATHAN J. PAPIK
THOMAS C. HUSTON		ADAM W. BARNEY
DON R. JANSSEN		GREGORY S. FRAYSER
SUSAN K. SAPP		COADY H. PRUETT
KEVIN J. SCHNEIDER		CRISTIN MCGARRY BERKHAUSEN
ANDREW D. STROTMAN		GRANT T. MAYNARD
GARY R. BATENHORST		COLIN J. BERNARD
JILL GOSSIN JENSEN		KARA J. RONNAU
JOHN C. HEWITT		TRAVIS W. TETTENBORN
ROCHELLE A. MULLEN
TRENTEN P. BAUSCH		FREDRIC H. KAUFFMAN
MICHAEL C. PALLESEN		DONALD F. BURT. RETIRED
RICHARD P. JEFFRIES		STEPHEN E. GEHRING
TRACY A. OLDEMEYER
PAMELA EPP OLSEN	July 26, 2013	CHARLES M. PALLESEN, JR. 1937-2011
TRENT R. SIDDERS

United States Securities & Exchange Commission

450 Fifth Street, NW

Washington, DC 20549

RE:	Miles Funds, Inc., 33-87498, 811-08910
Post Effective Amendment No. 40
Our File No.: 7284.020

Filed concurrently herewith today is Post Effective Amendment No. 40 to the Registration Statement on Form N1-A for Miles Funds, Inc.

We reviewed the Registration Statement and are of the opinion that this Post Effective Amendment No. 40 does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

Yours very truly,

Cline Williams
Wright Johnson & Oldfather, L.L.P.

/s/ Cline Williams Wright Johnson & Oldfather, L.L.P.

BY: John C. Miles

ONE PACIFIC PLACE	1207 M STREET	NORTHERN HEIGHTS PROFESSIONAL PLAZA	330 SOUTH COLLEGE AVENUE
1125 SOUTH I03RD, SUITE 600	P.O. BOX 510	416 VALLEY VIEW DRIVE, SUITE 304	SUITE 300
OMAHA, NE 68124-6019	AURORA, NE 68818	SCOTTSBLUFF, NE 69361	FORT COLLINS, CO 80524-7162
(402) 397-1700	(402) 694-6314	(308) 635-1020	(970) 221-2637